UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   October 21, 2005
                                                   (October 19, 2005)

                             WILLIAMS CONTROLS, INC.
               (Exact name of Company as specified in its charter)

          Delaware                   0-18083                    84-1099587
-------------------------    -----------------------    ------------------------
    (State or other           (Commission File No.)         (I.R.S. Employer
    jurisdiction of                                        Identification No.)
     incorporation)

                   14100 S.W. 72nd Avenue, Portland, OR 97224
                   ------------------------------------------
                    (Address of Principal Executive Offices)

                                 (503) 684-8600
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 19, 2005, Williams Controls, Inc. issued a press release announcing that it has purchased 2,500,000 shares of stock from American Industrial Partners (AIP) at a purchase price of $1.28 per share, for a total purchase price of $3,200,000. The Company plans to retire the shares purchased from AIP. A copy of the press release is attached as Exhibit 99.1.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Included in the press release dated October 19, 2005, Williams Controls, Inc. announced the termination of the Put/Call option agreement with American Industrial Partners Capital Fund III, L.P., which was entered into on September 30, 2004.

The Company also announced the termination of the restated management services agreement between Williams Controls, Inc. and American Industrial Partners, which provided for an annual payment of $80,000. A copy of the press release is attached as Exhibit 99.1.








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ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                      DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Included in the press release dated October 19, 2005, Williams Controls, Inc. announced the resignation of Kirk R. Ferguson and William I. Morris from the Company's Board of Directors. Mr. Ferguson is a former partner and managing director of American Industrial Partners and Mr. Morris is a vice president of American Industrial Partners. The Company announced that its Board of Directors will be reduced to seven members. A copy of the press release is attached as
Exhibit 99.1.

ITEM 8.01.            OTHER EVENTS

Williams Controls, Inc. received consent from its primary secured lender, Merrill Lynch Capital, to factor this stock purchase into its annual excess cash flow debt payment calculation and to waive other covenants that would have restricted the Company's ability to complete this stock purchase.

The Company also announced that it intends to pursue listing on a national stock exchange subsequent to all of the above events taking place. The Company has given no time frame for the filing of its listing application. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
    99.1              Press Release, dated October 19, 2005
































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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                            WILLIAMS CONTROLS, INC.


Date:  October 21, 2005                     By:  /s/ DENNIS E. BUNDAY
       ----------------                         ---------------------
                                                 Dennis E. Bunday
                                                 Chief Financial Officer